Exhibit 99.1

Contact:	Joe Bergstein, for financial community, 610-774-5609
George Biechler, for news media, 610-774-5997

PPL Corporation’s Presentation to be Webcast April 3 from
Morgan Stanley Global Electricity & Energy Conference

ALLENTOWN, Pa. (March 28, 2008) – Senior management of PPL Corporation (NYSE: PPL) will make a presentation to investors and financial analysts at the 15th annual Morgan Stanley Global Electricity & Energy Conference on Thursday, April 3, in New York City. The presentation will be available on a live webcast, in audio format, at 11:20 a.m. EDT that day.
James H. Miller, PPL’s chairman, president and chief executive officer, will deliver a presentation about PPL’s corporate strategy and general business outlook.
Interested parties may access the presentation through PPL’s Web site at www.pplweb.com. For those who cannot listen to the live webcast, a replay will be archived and will be accessible for at least 30 days on the Web site.
PPL Corporation, headquartered in Allentown, Pa., controls more than 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

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Note to Editors: Visit PPL’s media Web site at www.pplnewsroom.com for additional news and background about the corporation and its subsidiaries.